Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ContraFect Corporation 2022 Employee Stock Purchase Plan of ContraFect Corporation of our report dated March 24, 2022, with respect to the consolidated financial statements of ContraFect Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Hartford, Connecticut

May 23, 2022